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                          VIDEO STREAM INTERNATIONAL, INC.

                    AGREEMENT REGARDING EMPLOYMENT, OWNERSHIP OF
                     EMPLOYEE DEVELOPMENTS, AND CONFIDENTIALITY



PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EMPLOYEE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION IN PERFORMING RESEARCH AND DEVELOPMENT. EMPLOYER BELIEVES THAT THIS AGREEMENT STRIKES A FAIR BALANCE BETWEEN ITS INTERESTS AND YOUR NEEDS AND EXPECTATIONS. THIS AGREEMENT IS LONG BECAUSE AN EFFORT HAS BEEN MADE TO BE AS CLEAR AND PRECISE AS POSSIBLE.

THIS AGREEMENT (the "Agreement") is effective as of the date shown below, by and between VIDEO STREAM INTERNATIONAL, INC. ("Employer") and you, Issa Nakhleh, as an employee ("You or "Employee") and is in consideration of the services to be provided by You for Employer and the compensation for those services to be provided to You by Employer, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged. You and Employer agree as follows:

1.   EMPLOYMENT AND SCOPE OF DUTIES

     1.1 EMPLOYMENT. Employer hereby employs You to serve as the Chief Financial Officer and You hereby accept such employment upon the terms and conditions set forth in this Agreement.

     1.2 EMPLOYMENT BY EMPLOYER AS SOLE OCCUPATION. Subject only to the exceptions provided in this Agreement, You agree to devote your full business time, attention, skill, and effort exclusively to the performance of the duties and services customarily incident to Your position and/or to such other duties and services as Employer may assign You from time to time. You agree not to engage in any business activities or to render any services of a business, commercial, or professional nature, whether or not for compensation, for the benefit of anyone other than Employer, unless Employer has given its consent in writing in advance. You agree not to work for any competitive enterprise during your employment by Employer, including after hours, on weekends, or during vacation time, even if only organizational assistance or limited consultation is involved.

     1.3 NONINTERFERENCE WITH THIRD-PARTY RIGHTS. Employer is employing You with the understanding that (1) You are free to enter into employment with Employer and (2) only Employer is entitled to the benefit of your work. Employer has no interest in using any other person's patents, copyrights, trade secrets, or trademarks in an unlawful manner. You agree not to misapply proprietary rights that Employer has no right to use.

     1.4 TERM OF EMPLOYMENT/TERMINATION. You and Employer understand and expressly agree that Your employment is for an indefinite term and may be terminated by either You or Employer at any time, with or without notice and with or without cause. Employer requests, as a courtesy, that two weeks' notice be given by you in advance of any termination by You of Your employment. Employer reserves the absolute right to make any changes in assignment, personnel, or employee benefits at any time. No representative of Employer has any authority to make any contrary or inconsistent statements concerning the term of your employment, or to alter the at will employment relationship, except the President or Chief Executive Officer of the company, and only then in a written agreement.

2.   COMPENSATION AND BENEFITS

     2.1 BASE SALARY. Employer shall pay You a base salary (the "Base Salary") of Five Thousand Dollars ($5,000) per month, payable in accordance with Employer's standard payroll practices and procedures as determined by Employer from time to time.

     2.2 WITHHOLDING. All compensation paid to You under this Agreement shall be subject to customary

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withholding and employment taxes as required by federal and state law.

     2.3 OTHER BENEFITS. You shall be entitled to participate in any, 401K, health, medical, dental, disability and life insurance plans and any other benefit plans as are provided by Employer to other full-time employees of Employer, subject to any terms, conditions and restrictions associated with such plans.

     2.4 VACATION. You shall be entitled to three (3) weeks paid vacation per calendar year.

3.   OWNERSHIP OF EMPLOYEE DEVELOPMENTS

     3.1 EXISTING PROPRIETARY RIGHTS. The only intangible interests and properties (e.g., patents, patent applications, copyrights, trade secrets, and trademarks) that You own or have an interest in at the time of execution of this Agreement are those, if any, listed in Exhibit A attached hereto.

     3.2  OWNERSHIP OF WORK PRODUCT.

          a. For purposes hereof, "Work Product" shall mean all intellectual property rights, including but not limited to all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any product, programming, documentation, technology, or other work product that relates to the past, present and future business and interests of Employer and that You conceive, develop, or deliver to Employer at any time during the term of your employment, except that "Work Product" shall not include any invention (i) that You developed entirely on your own time, without using Employer's equipment, supplies, facilities or trade secret information and (ii) which neither
(A) related at the time of conception or reduction to practice to Employer's business or actual or demonstrably anticipated research or development nor
(B) resulted from any work performed by You for Employer. Work Product shall also include all intellectual property rights in any product, programming, documentation, technology, or other Work Product that is now contained in any of the products or systems, including development and support systems, of Employer, or that otherwise relates to the business and interests of Employer, to the extent You conceived, developed, or delivered such Work Product to Employer prior to the date of this Agreement while You were engaged as an independent contractor or an employee of Employer. You hereby irrevocably relinquish for the benefit of Employer and its assigns any moral rights in the Work Product recognized by applicable law.

          b. Employer shall own all Work Product. All Work Product shall be considered work made for hire by You and owned by Employer.

          c. If any of the Work Product may not, by operation of law, be considered work made for hire by You for Employer, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Employer, You agree to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all Work Product, U.S. and international copyrights, patentable inventions, and other intellectual property rights therein to Employer, its successors, and assigns.

          d. Employer, it successors, and assigns, shall have the right to obtain and hold in its or their own name copyrights, registrations, and any other protection available in the foregoing.

          e. You agree to perform, upon the reasonable request of Employer, during or after your employment, such further acts as may be necessary or desirable to transfer, perfect, and defend Employer's ownership of the Work Product. When requested, You will:

1. Execute, acknowledge, and deliver any requested affidavits and documents of assignment and conveyance;

2. Obtain and aid in the enforcement of copyrights and, if applicable, patents with respect to the Work Product in any countries;

3. Provide testimony in connection with any proceeding affecting the right, title, or interest of Employer in any

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Work Product; and

4. Perform any other acts deemed necessary or desirable to carry out the purposes of this Agreement.

Employer shall reimburse all reasonable out-of-pocket expenses incurred by You at Employer's request in connection with the foregoing, including (unless You are otherwise being compensated at the time) a reasonable per diem or hourly fee for services rendered following termination of your employment.

     3.3  CLEARANCE PROCEDURE FOR PROPRIETARY RIGHTS NOT CLAIMED BY EMPLOYER.

          a. If You ever wish to create or develop, on your own time and with your own resources, anything that may be considered Work Product but to which You believe You should be entitled to the personal benefit of, You are required to follow the clearance procedure set forth on this section in order to ensure that Employer has no claim to the proprietary rights that may arise.

          b. Before You begin any development work on your own time, You must give Employer advance notice of your plans and supply a description of the development under consideration. Unless otherwise agreed in a writing signed by Employer prior to receipt, Employer shall have no obligation of confidentiality with respect to such description. Employer will determine, in good faith, within thirty (30) days after You have fully disclosed your plans to Employer, whether the development is claimed by Employer. If Employer determines that it does not claim such development, You will be notified in writing and may retain ownership of the development to the extent of what has been disclosed to Employer. You shall also submit for further clearance any significant improvement, modification, or adaptation so that it can be determined whether the improvement, modification, or adaptation relates to the business or interests of Employer.

          c. Clearance under this procedure does not relieve You of the need to obtain the written consent of Employer before engaging in business activities or rendering business, commercial, or professional services for the benefit of anyone other than Employer, as required in Section 1.1 hereof. Employer thus reserves the right to exercise greater control over development work that You might consider doing for profit after hours, as opposed to mere hobby work pursued in your spare time.

4.   CONFIDENTIALITY

     4.1 CONFIDENTIAL INFORMATION DEFINED. For purposes of this Agreement, "Confidential Information" means all information and material which is proprietary to Employer or a Business Partner of Employer, whether or not marked as "confidential" or "proprietary" and which is disclosed to or obtained by Employee, which relates to the past, present, or future research, development, or business activities of Employer or a Business Partner of Employer. Confidential Information is all information or materials prepared by or for Employer or a Business Partner of Employer and includes, without limitation, all of the following: designs, drawings, specifications, techniques, models, data, source codes, object codes, documentation, diagrams, flow charts, research, development, processes, procedures "know-how," new product or new technology information, product prototypes, product copies, manufacturing, development or marketing techniques and material, development or marketing timetables, strategies, and development plans, including trade names, trademarks, customer, supplier, or personnel names, and other information related to customers, suppliers, or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and other trade secrets or nonpublic business information. Confidential Information does not include any information which (a) was in the lawful and unrestricted possession of Employee prior to its disclosure to Employee by Employer, (b) is or becomes generally available to the public by acts other than those of the Employee after receiving it, or (c) has been received lawfully and in good faith by Employee from a third party who did not derive it from Employer. For purposes of this Agreement, "Business Partner" shall mean any subsidiary or affiliate of Employer and any other person or entity with which Employer has agreed to do business and which has shared with Employer information or material which is proprietary to such person or entity.

     4.2 BACKGROUND. You should recognize that your position with Employer requires considerable responsibility and trust. Relying on your ethical responsibility and undivided loyalty, Employer expects to entrust You

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with highly sensitive confidential, restricted, and proprietary information involving Confidential Information. You should recognize that it could prove very difficult to isolate this Confidential Information from business activities that You might consider pursuing after termination of your employment, and in some instances, You may not be able to compete with Employer in certain ways because of the risk that Employer's Confidential Information might be compromised. You are legally and ethically responsible for protecting and preserving Employer's proprietary rights for use only for Employer's benefit, and these responsibilities may impose unavoidable limitations on your ability to pursue some kinds of business opportunities that might interest You during or after your employment.

     4.3 RESTRICTIONS ON USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION. You agree not to use, copy, disclose or allow access to any Confidential Information of Employer during your employment and for so long afterwards as the pertinent information or data remain Confidential Information, regardless of whether or not the Confidential Information is in written or tangible form, except as required to perform any duties for Employer.

     4.4 SCREENING OF PUBLIC RELEASES OF INFORMATION. In addition, and without any intention of limiting your other obligations under this Agreement in any way, You may not, during your employment, reveal any nonpublic information concerning the technology pertaining to the proprietary products and manufacturing processes of Employer or a Business Partner of Employer (particularly technology under current development or improvement), unless You have obtained approval from Employer in advance. In that connection, You must first submit to Employer for review any proposed scientific and technical articles and the text of any public speeches relating to work done for Employer before they are released or delivered. Employer has the right to disapprove and prohibit, or delete any parts of, such articles or speeches that might disclose Employer's Confidential Information or otherwise be contrary to Employer's business interests.

5.   RETURN OF MATERIALS

     Upon the request of Employer and, in any event, upon the termination of your employment, You must return to Employer and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and other documents or media pertaining to the business of Employer or your specific duties for Employer, including all copies of such materials. You must also return to Employer and leave at its disposal all materials involving any Confidential Information of Employer. This Section 5 is intended to apply to all materials made or compiled by You, as well as to all materials furnished to You by anyone else in connection with your employment.

6.   PROHIBITION AGAINST UNFAIR BUSINESS PRACTICES

     6.1 UNFAIR BUSINESS PRACTICES. Professional research and development activity may be susceptible to unfair or questionable business practices. For example, Confidential Information can be misappropriated and valuable documents can be copied and taken for improper purposes. Industrial espionage can be a serious concern for businesses that depend on sensitive technology for commercial success. Employees working for companies engaged in research and development can be targets of, or participants in, unfair business practices, because of the special attractiveness of the advanced technology, computer programs, product development strategies, and business opportunities they come to know by virtue of their employment. It would be unfair for a former employee or contractor of Employer to recruit personnel directly from the ranks of Employer's own employees by using connections and inside information previously acquired from Employer. Employer puts great emphasis on selecting, training, and promoting talented individuals for positions of significant responsibility. The time, effort, and capital invested by Employer in its work force should not be diverted by someone operating on an inside track. In addition, it would be unfair for individuals still employed by Employer to form and pursue a competitive business while receiving wages and other benefits from Employer.

     6.2 REFRAINING FROM HARMFUL ACTIONS. During your employment with Employer, You agree to refrain from engaging in any action that might be harmful to Employer or its business, unless Employer consents in advance. Your responsibility to promote and support Employer's business by its very nature requires You to prevent Employer from suffering injury or hardship, if it can be avoided. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and You should resolve all doubts by consulting Employer on how best to proceed. Moreover, You agree, during your employment with Employer and for a period of two (2) years thereafter,

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You will not participate in or encourage the solicitation or recruiting of any employee of Employer to form or join another competing business. Employer cannot prohibit You from terminating your employment and pursuing other kinds of work, but if You should decide to form or join another competing business You agree to advise Employer promptly, so that projects in progress and under consideration are not needlessly disrupted and so that even the possibility that Confidential Information may be compromised can be avoided.

     6.3 REPORTING INSTANCES OF UNFAIR BUSINESS PRACTICES. During your employment with Employer, if You learn or even suspect that any unfair or questionable business practice may be occurring, You agree to advise Employer promptly. This obligation is intentionally broad and general because, as with
Section 5.2 hereof, it is difficult to anticipate all possible circumstances, and You should resolve all doubts by reporting to Employer the information that has come to your attention. By way of example, You should report the incident immediately if anyone who is, or within the most recent two years has been, an employee or contractor of Employer contacts You or any other employee of Employer with an offer to form or join another business. This type of contact includes any meeting or communication not initiated by You or by the employee receiving the offer, where it becomes known that a position of employment or an opportunity to participate in a business enterprise might be available. The obligation also applies to instances where a third party, such as a placement agent or a business associate, contacts You or any other employee of Employer at the instruction or suggestion of an employee or contractor of Employer.

7.   MISCELLANEOUS

     7.1 SPECIFIC PERFORMANCE. You acknowledge that any violation of this Agreement would cause Employer irreparable harm that may not be reasonably or adequately compensated in damages and that, if You commit a breach of, or threaten to commit a breach of, this Agreement, Employer shall be entitled to permanent and temporary injunctive and equitable relief and a decree of specific performance and, pending determination of any dispute with respect to such violation, no bond or security shall be required in connection therewith. Each of the rights of Employer under this Section 7.1 shall be independent of the other and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Employer in law or equity.

     7.2 SURVIVAL OF OBLIGATIONS. The covenants in Sections 3 through 6 of this Agreement shall survive termination of Your employment, regardless of who causes the termination and under what circumstances.

     7.3 CONSTRUCTION. The headings used herein are for convenience or reference only and shall not affect the construction of, or be taken into consideration in interpreting, any provision of this Agreement. In the interpretation and construction of this Agreement, the acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and/or interpretation, that either party drafted this Agreement.

     7.4 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules and as if wholly performed within the State of California. Any litigation regarding the interpretation, breach or enforcement of this Agreement will be filed in and heard by the state or federal courts with jurisdiction to hear such disputes in San Diego County, California, and the parties hereby expressly submit to the jurisdiction of such courts.

     7.5 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings. This Agreement may only be modified by a writing signed by Employee and Employer.

     7.6 NO IMPLIED LICENSE. No rights or obligations other than those expressly recited herein are to be implied from this Agreement. No license is hereby granted, directly or indirectly, to any of the Confidential Information disclosed.

     7.7 SEVERABILITY. The parties agree that this Agreement is severable and that in the event any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions will not be affected or impaired. Additionally, the parties expressly grant to any court or other entity

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interpreting this Agreement the power and authority to modify the terms of this
Agreement to extent necessary to allow enforcement of this Agreement to the fullest extent allowed by law.

     7.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors, assigns and legal representatives of Employee, and inures to the benefit of any successors or assigns of Employer.

     7.9 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any provision of this Agreement shall be binding on the parties hereto unless it is executed in writing by the party making the waiver.



     IN WITNESS WHEREOF, the parties have entered into this agreement as of the date set forth below.


     -----------------------------------
     Date





EMPLOYEE:


         /s/ Issa Nakhleh
     -----------------------------------
     Signature
     Issa Nakhleh
     -----------------------------------
     Printed Name
     ###-##-####
     -----------------------------------
     Social Security Number
     San Diego,   CA
     -----------------------------------
     Address

     -----------------------------------
     Address



EMPLOYER:

VIDEO STREAM INTERNATIONAL, INC.


     By:      /s/ Paul Cox
        --------------------------------
        Signature
      Paul Cox
     -----------------------------------
     Printed Name
      President
     -----------------------------------
     Title
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                                     EXHIBIT A


                 EMPLOYEE OWNED INTANGIBLE INTERESTS OR PROPERTIES